                                                               King & Spalding
                                                               Draft:  2/28/96



===============================================================================





                                TRUST AGREEMENT

                                 DELTA 1994-1

                                  dated as of

                                 April 1, 1994

                             Amended and Restated

                              as of March 1, 1996

                                    BETWEEN


                         ____________________________,
                             as Owner Participant


                                      AND


                           WILMINGTON TRUST COMPANY,

                               as Owner Trustee


                               ________________



                             DELTA AIR LINES, INC.


                     ONE McDONNELL DOUGLAS MD-11 AIRCRAFT

===============================================================================

                           INDEX TO TRUST AGREEMENT

                                                                           PAGE
                                                                           ----
ARTICLE I.     DEFINITIONS...................................................1
               Section 1.01  Special Definitions ............................1
               Section 1.02  Reference to Lease or
                               Participation Agreement ......................3

ARTICLE 2.     AUTHORITY; DECLARATION OF TRUST BY
               OWNER TRUSTEE ................................................4
               Section 2.01  Authorization...................................4
               Section 2.02  Declaration of Trust............................4

ARTICLE 3.     PAYMENTS TO OWNER PARTICIPANT ................................5
               Section 3.01  Payments From Trust
                               Estate Only...................................5
               Section 3.02  Method of Payment...............................5

ARTICLE 4.     EXECUTION OF DOCUMENTS; ISSUANCE OF
               CERTIFICATES  ................................................5
               Section 4.01  Authorization...................................5
               Section 4.02  Conditions......................................6

ARTICLE 5.     RECEIPT, DISTRIBUTION AND APPLICATION
               OF INCOME FROM THE TRUST ESTATE...............................6
               Section 5.01  Cross Reference to
                               Indenture.....................................6

ARTICLE 6.     DUTIES OF THE OWNER TRUSTEE...................................7
               Section 6.01  Notice of Event of Default
                               or Indenture Event of
                               Default.......................................7
               Section 6.02  Action Upon Instructions........................7
               Section 6.03  Indemnification.................................8
               Section 6.04  No Duties Except as
                               Specified in Trust
                               Agreement or
                               Instructions..................................8
               Section 6.05  No Action Except Under
                               Lease, Trust Agreement
                               or Instructions...............................8
               Section 6.06  Preparation of Tax Returns......................9
               Section 6.07  Satisfaction of Conditions
                               Precedent.....................................9
               Section 6.08  Fixed Investment Trust..........................9

ARTICLE 7.     THE OWNER TRUSTEE.............................................9
               Section 7.01  Acceptance of Trusts
                               and Duties....................................9
               Section 7.02  Absence of Duties..............................10
               Section 7.03  No Representations or
                               Warranties as to
                               Aircraft or Documents........................11
               Section 7.04  No Segregation of Monies;
                               No Interest..................................12
               Section 7.05  Reliance; Agent;
                               Advice of Counsel............................12
               Section 7.06  Not Acting in Individual
                               Capacity.....................................12
               Section 7.07  Compensation...................................13

ARTICLE 8.     INDEMNIFICATION OF WTC BY OWNER
               PARTICIPANT   ...............................................13
               Section 8.01  Owner Participant to
                               Indemnify WTC................................13

ARTICLE 9.     TRANSFER OF OWNER PARTICIPANT'S
               INTERESTS....................................................14
               Section 9.01  Conditions.....................................14
               Section 9.02  Notice.........................................17

ARTICLE 10.    SUCCESSOR OWNER TRUSTEES; APPOINTMENT OF
               SEPARATE TRUSTEES............................................18
               Section 10.01  Resignation of Owner
                                Trustee; Appointment
                                of Successor................................18
               Section 10.02  Appointment of Separate
                                Trustees....................................19

ARTICLE 11.    SUPPLEMENTS AND AMENDMENTS TO THIS
               TRUST AGREEMENT AND OTHER DOCUMENTS..........................21
               Section 11.01  Instructions of Owner
                                Participant;
                                Limitations.................................21
               Section 11.02  Owner Trustee
                                Protected...................................22
               Section 11.03  Request of Substance,
                                Not Form ...................................22

ARTICLE 12.    MISCELLANEOUS ...............................................22
               Section 12.01  Termination of Trust
                                Agreement...................................22
               Section 12.02  No Legal Title to Trust
                                Estate in Owner
                                Participant.................................23
               Section 12.03  Sale of Aircraft by Owner
                                Trustee Is Binding..........................23

               Section 12.04  Trust Agreement for
                                Benefit of Owner
                                Trustee, the Indenture
                                Trustee and Owner
                                Participant Only............................24
               Section 12.05  Notices.......................................24
               Section 12.06  Severability..................................24
               Section 12.07  Limitation on Owner
                                Participant's
                                Liability ..................................24
               Section 12.08  Separate Counterparts.........................25
               Section 12.09  Successors and Assigns........................25
               Section 12.10  Headings......................................25
               Section 12.11  Governing Law.................................25
               Section 12.12  Authorization to Owner
                                Trustee for Indenture.......................25
               Section 12.13  Waivers, etc..................................25
               Section 12.14  Performance by Owner
                                Participant.................................25

                                TRUST AGREEMENT
                                (DELTA 1994-1)

     This TRUST AGREEMENT (DELTA 1994-1), dated as of April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Participant, as such term is defined in Section 1.01 hereof, and Wilmington Trust Company, a Delaware banking corporation (in its individual capacity, referred to as "WTC", and not in its individual capacity but solely as Owner Trustee hereunder, referred to as the "Owner Trustee"):


                             W I T N E S S E T H :

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth or referred to in Article I hereof;

     WHEREAS, the Owner Participant and the Owner Trustee have heretofore entered into that certain Trust Agreement (Delta 1994-1) dated as of April 1, 1994 (the "Original Trust Agreement");

     WHEREAS, the Original Trust Agreement has been duly filed with the Federal Aviation Administration on April 12, 1994;

     WHEREAS, the Interim Refinancing Loan Participant participated in the payment of Lessor's Cost by providing an interim loan as evidenced by the Interim Refinancing Loan Certificate issued to it;

     WHEREAS, pursuant to Section 20 of the Original Participation Agreement, the Lessee, the Owner Participant and the Owner Trustee desire that the Interim Refinancing Loan Certificate be prepaid with the proceeds from the Certificates to be issued pursuant to the Indenture; and

     WHEREAS, the Lessee, the Owner Participant and the Owner Trustee desire that the Owner Participant and WTC amend and restate the Original Trust Agreement in its entirety as provided herein.


                                  ARTICLE 1.

                                  DEFINITIONS

     SECTION 1.01  Special Definitions. For all purposes of this Trust Agreement
                   -------------------
the following terms have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Certificates" has the meaning specified in the Indenture.
           ------------

          "Commitment" has the meaning specified in the Original Participation
           ----------
     Agreement.

          "Excepted Payments" has the meaning specified in the Indenture.
           -----------------

          "Holder" has the meaning specified in the Indenture.
           ------

          "Indenture" means that certain Trust Indenture and Security Agreement
           ---------
     (Delta 1994-1), dated as of April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Trustee (not in its individual capacity except as expressly provided therein but solely as Owner Trustee) and the Indenture Trustee (not in its individual capacity except as expressly provided therein but solely as Indenture Trustee), as supplemented or amended from time to time, as therein provided, including as supplemented by each Trust Agreement and Trust Indenture Supplement.

          "Indenture Estate" has the meaning specified in the Indenture.
           ----------------

          "Indenture Event of Default" has the meaning specified in the
           --------------------------
     Indenture.

          "Indenture Trustee" means The Bank of New York, a New York banking
           -----------------
     corporation, not in its individual capacity, except as otherwise provided in the Indenture, but solely in its capacity as indenture trustee under the Indenture, and its successors and assigns as trustee thereunder.

          "Lease" means that certain Lease Agreement (Delta 1994-1), dated as of
           -----
     April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Trustee (as Owner Trustee hereunder) and the Lessee, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by and in accordance with its terms, the terms of the Indenture, the terms of the Participation Agreement and the terms of this Trust Agreement. The term "Lease" also includes the Lease Supplement (Delta 1994-1) dated the Delivery Date entered into pursuant to the terms of the Original Lease.

          "Owner Participant" means ____________________________ so long as it
           -----------------
     shall not have assigned all its interest under this Trust Agreement, and each other person which may from time to time become a party to this Trust Agreement as Owner Participant pursuant to the terms of Article 9 hereof and Section 16 of the Participation Agreement.

          "Trust Agreement" or "this Trust Agreement" means this Trust Agreement
           ---------------      --------------------
     (Delta 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, as supplemented or amended from time to time, as herein provided, including as supplemented by the Trust Agreement Supplement.

          "Trust Agreement and Trust Indenture Supplement" or "Trust Agreement
           -------------------------------------------------------------------
     Supplement" means the Trust Agreement and Trust Indenture Supplement (Delta
     ----------
     1994-1) dated April 12, 1994, as such Trust Agreement and Trust Indenture Supplement shall be amended and supplemented from time to time and any other supplement to the Trust Agreement and Indenture, substantially in the form of Exhibit A to the Original Indenture, which should particularly describe any Replacement Airframe or Replacement Engine included in the Trust Estate and the Indenture Estate.

          "Trust Estate" means all estate, right, title and interest of the
           ------------
     Owner Trustee in and to the Aircraft, the Original Documents, the Lease, any Lease Supplement, the Purchase Agreement, the Participation Agreement, the Purchase Agreement Assignment, the Manufacturer's warranty bills of sale referred to in Section 2 of the Purchase Agreement Assignment, the Seller's bill of sale with respect to the Aircraft, the Consent and Agreement, the Engine Consent and Agreement and the Bills of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of WTC, the Owner Participant, the Holders or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee or to WTC pursuant to Section 6(b), 6(c) or 14 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" does not include any Excepted Payments.

     SECTION 1.02  Reference to Lease or Participation Agreement.  For all
                   ---------------------------------------------
purposes of this Trust Agreement the following terms have the meanings specified in the Lease (or the Participation Agreement with respect to the terms "Bills of Sale", "Closing Date", "Seller" and "Tax"), except that the term "Owner Trustee" is to be substituted for the term "Lessor" in any such definition:

"Act"                         "Interim Refinancing Loan
"Affiliate"                     Participant"
"Aircraft"                    "Lease Supplement"
"Airframe"                    "Lessee"
"Basic Rent"                  "Lessor's Cost"
"Basic Term"                  "Lien"
"Bills of Sale"               "Manufacturer"
"Business Day"                "Operative Documents"
"Certificates"                "Original Documents"
"Citizen of the               "Original Indenture"
  United States"              "Original Participation Agreement"
"Consent and Agreement"       "Participation Agreement"
"Delivery Date"               "Purchase Agreement"
"Engine"                      "Purchase Agreement Assignment"
"Engine Consent               "Refunding Date"
  and Agreement"              "Renewal Term"
"Event of Default"            "Responsible Officer"
"Event of Loss"               "Stipulated Loss Value"
"FAA"                         "Supplemental Rent"
"Indemnity Agreement"         "Tax" or "Taxes"
"Interim Refinancing Loan     "Termination Value"
  Certificate"



                                  ARTICLE 2.

                           AUTHORITY; DECLARATION OF
                            TRUST BY OWNER TRUSTEE

     SECTION 2.01  Authorization. The Owner Participant hereby authorizes and
                   -------------
directs the Owner Trustee, and the Owner Trustee, as Owner Trustee hereunder, hereby agrees, (i) to execute and deliver this Trust Agreement, the Participation Agreement, the Indenture, the Certificates, the Lease, the other Operative Documents to which it is a party and all other documents (including UCC financing statements and amendments) to which the Owner Trustee is a party (in the respective forms in which they are delivered from time to time by the Owner Participant to the Owner Trustee) necessary or desirable in order to consummate the transactions contemplated hereby and thereby, and (ii) subject to the terms of this Trust Agreement, to exercise the rights and perform the duties of the Lessor under the Lease and its duties under the Participation Agreement and the Indenture as set forth therein.

     SECTION 2.02  Declaration of Trust. WTC hereby declares that it holds and
                   --------------------
will continue to hold the Trust Estate as Owner Trustee upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created by the Indenture.

                                  ARTICLE 3.

                         PAYMENTS TO OWNER PARTICIPANT

     SECTION 3.01  Payments From Trust Estate Only. Except as provided in
                   -------------------------------
Section 7.01 hereof, all payments to be made by the Owner Trustee under this Trust Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received sufficient income or proceeds from the Trust Estate to make such payments. The Owner Participant agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to the Owner Participant as herein provided and, except as provided in Section 7.01 hereof, that WTC is neither personally liable to the Owner Participant for any amounts payable under this Trust Agreement nor, except as provided in Section 7.01 hereof, subject to any liability under this Trust Agreement.

     SECTION 3.02  Method of Payment. All amounts payable to the Owner
                   -----------------
Participant pursuant to this Trust Agreement shall be payable at the Corporate Trust Administration office of the Owner Trustee in Wilmington, Delaware, or at the corporate trust office of any successor owner trustee in the United States of America, in immediately available funds. Notwithstanding the foregoing, the Owner Trustee will pay all amounts payable by the Owner Trustee hereunder to the Owner Participant (including all amounts distributed pursuant to Article 5 of this Trust Agreement) on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Owner Trustee prior to 12:00 Noon E.S.T. or E.D.T., as the case may be, and which funds the Owner Trustee shall not have been reasonably able to distribute to the Owner Participant on the day received) as provided in Schedule A to the Participation Agreement or in such other manner as the Owner Participant may, from time to time, direct in writing, provided, however, that, except as
                                      --------  -------
otherwise instructed in writing by the Owner Participant, the Owner Trustee shall invest overnight in investments permitted under Section 24 of the Lease all funds received by it at or later than 12:00 Noon E.S.T. or E.D.T., as the case may be, and which funds the Owner Trustee shall not have been reasonably able to distribute to the Owner Participant on the day received.


                                  ARTICLE 4.

                            EXECUTION OF DOCUMENTS;
                           ISSUANCE OF CERTIFICATES

     SECTION 4.01  Authorization. The Owner Participant hereby authorizes and
                   -------------
directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that on the Refunding Date it will, as Owner Trustee hereunder, subject to due compliance with the terms of Section 4.02 of this Trust Agreement:

          (a) execute and deliver the Lease, the Indenture, the Participation Agreement and all other such instruments, documents or certificates and take all such other actions in accordance with the direction of the Owner Participant as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated by the Participation Agreement; and

          (b) issue and deliver to the Indenture Trustee for authentication and further delivery to each Holder the Certificate or Certificates to be issued to it, in the amounts and otherwise as provided in Sections 2.04, 2.06, 2.07, 2.09 and 2.11 of the Indenture; the taking of any such action by the Owner Trustee in the presence of the Owner Participant or its counsel shall evidence, conclusively, the direction of the Owner Participant.

     SECTION 4.02  Conditions. The right and obligation of the Owner Trustee to
                   ----------
take the action required by Section 4.01 hereof with respect to the Aircraft and the Certificates shall be subject to the conditions precedent that the terms and conditions of Section 3 of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and to the Owner Participant (or waived thereby), and the Owner Participant (acting directly or through special counsel) shall have so notified the Owner Trustee.


                                  ARTICLE 5.

                RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                             FROM THE TRUST ESTATE

     SECTION 5.01  Cross Reference to Indenture. Until the Indenture shall have
                   ----------------------------
been terminated pursuant to Section 14.01 thereof or until the Aircraft shall have been released from the lien created under the Indenture pursuant to the terms thereof (i) any payment distributed to the Owner Trustee pursuant to clause "second" of Section 5.01 of the Indenture shall be paid to the Owner Participant by the Indenture Trustee by wire transfer of such funds to the account of the Owner Participant set forth in Schedule A to the Participation Agreement and (ii) any other payment received by the Owner Trustee, as Owner Trustee hereunder, shall be applied as provided in Article V of the Indenture. Excepted Payments received by the Owner Trustee, as Owner Trustee hereunder, for the Owner Participant shall be paid to the Owner Participant as provided in Schedule A to the Participation Agreement or as otherwise directed by the Owner Participant in writing. Excepted Payments payable to WTC shall be retained by WTC. After the Indenture shall have been terminated pursuant to Section 14.01 thereof, any payment (other than Excepted Payments) received by the Owner Trustee, as Owner Trustee hereunder, any payments received from the Indenture Trustee and any other amount received for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be
                                    -----
required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof, or indemnified from the Trust Estate pursuant to the penultimate sentence of Section 8.01 hereof, shall be retained by the Owner Trustee; and second, the balance, if any, shall be paid to the Owner
                   ------
Participant as provided in Schedule A to the Participation Agreement or as otherwise directed by the Owner Participant in writing.


                                  ARTICLE 6.

                          DUTIES OF THE OWNER TRUSTEE

     SECTION 6.01  Notice of Event of Default or Indenture Event of Default.  In
                   --------------------------------------------------------
the event the Owner Trustee shall have knowledge of an Indenture Event of Default or an Event of Default or an event or condition which after notice or lapse of time or both would become an Indenture Event of Default or an Event of Default, the Owner Trustee shall give written notice, upon first knowledge thereof and in no event later than five Business Days after the Owner Trustee shall have such knowledge of such Event of Default or Indenture Event of Default or such event or condition to the Owner Participant, Lessee and the Indenture Trustee by telegram, telex or other written telecommunication or by telephone followed by prompt written notice thereof by first-class registered or certified mail, postage prepaid, provided that in the case of an event which with the
                       --------
passage of time would constitute an Indenture Event of Default referred to in paragraph (c) or (e) of Section 7.01 of the Indenture relating to the Owner Trustee, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of Section 6.03 hereof, the Owner Trustee shall take such action or refrain from taking such action with respect to such Event of Default or Indenture Event of Default or such event or condition, not inconsistent with the provisions of the Indenture, as the Owner Trustee shall be instructed in writing by the Owner Participant. For all purposes of this Trust Agreement, in the absence of actual knowledge of an officer of the Owner Trustee in its Corporate Trust Administration Department, the Owner Trustee shall not be deemed to have knowledge of an Event of Default or an Indenture Event of Default or of any event or condition which after notice or lapse of time or both would become an Event of Default or an Indenture Event of Default, unless notified in writing in the manner and at the address specified in Section 12.05 hereof by the Owner Participant, the Indenture Trustee or Lessee.

     SECTION 6.02  Action Upon Instructions. Subject to the terms of Sections
                   ------------------------
6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee shall take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

     SECTION 6.03  Indemnification. The Owner Trustee shall not be required to
                   ---------------
take any action or refrain from taking any action under Section 6.01 or 6.02 hereof (other than as specified in the second and fourth sentences of Section
5.01 hereof and the first sentence of Section 6.01) unless the Owner Trustee shall have been indemnified by Lessee or the Owner Participant, in manner and form and to the extent reasonably satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable legal fees and expenses) which may be incurred in connection therewith, provided that the written undertaking of indemnification by the Owner Participant shall be satisfactory to the Owner Trustee. The Owner Trustee shall not be required to take any action under
Section 6.01 or 6.02 hereof (other than as specified in the second and fourth sentences of Section 5.01 hereof and the first sentence of Section 6.01 hereof), nor shall any other provision of this Trust Agreement be deemed to impose a duty on the Owner Trustee to take any action, if the Owner Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or the Indenture or is contrary to law and the Owner Trustee has delivered to the Owner Participant written notice of the basis of its refusal to act.

     SECTION 6.04  No Duties Except as Specified in Trust Agreement or
                   ---------------------------------------------------
Instructions. The Owner Trustee shall not have any duty or obligation to manage,
------------
control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or to refrain from taking any action under, or in connection with, the Lease except as expressly provided by the terms of the Lease, the Indenture, this Trust Agreement, the Purchase Agreement Assignment or as expressly provided in written instructions from the Owner Participant received pursuant to the terms of Section 6.01 or 6.02 hereof; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. WTC nevertheless agrees that, upon a Responsible Officer of the Owner Trustee obtaining actual knowledge thereof, it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder or under the Participation Agreement.

     SECTION 6.05  No Action Except Under Lease, Trust Agreement or
                   ------------------------------------------------
Instructions. The Owner Trustee shall have no power, right or authority to, and
------------
the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other property which is part of the Trust Estate except (i) as expressly required by the terms hereof or of the

Participation Agreement, the Lease, the Indenture or the Purchase Agreement Assignment or (ii) in accordance with the express terms hereof or with written instructions from the Owner Participant pursuant to Section 6.01 or 6.02 hereof.

     SECTION 6.06  Preparation of Tax Returns.  The Owner Trustee shall be
                   --------------------------
responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Trustee agrees at the expense of the Lessee to file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created by this Trust Agreement. The Owner Trustee will at the request of the Owner Participant and at the expense of the Lessee cause to be prepared all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy
         --------  -------
of such return to the Owner Participant not more than 60 nor less than 30 days prior to the due date of the return provided that the Owner Trustee shall have
                                    --------
timely received all necessary information to complete and deliver to the Owner Participant such return. The Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be required from the Owner Participant in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.

     SECTION 6.07  Satisfaction of Conditions Precedent.  Anything herein to the
                   ------------------------------------
contrary notwithstanding, the Owner Trustee shall upon instructions of the Owner Participant comply with the provisions of Section 4.01 hereof upon the satisfaction of all the applicable conditions precedent specified in Section
4.02 hereof and in Section 3 of the Participation Agreement.

     SECTION 6.08  Fixed Investment Trust.  Notwithstanding anything herein to
                   ----------------------
the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Owner Participant within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 3.02 hereof, Section 22 of the Participation Agreement and Section 24 of the Lease.


                                  ARTICLE 7.

                               THE OWNER TRUSTEE

     SECTION 7.01  Acceptance of Trusts and Duties.  WTC accepts the trusts
                   -------------------------------
hereby created and agrees to perform the same as Owner Trustee but only pursuant to the terms of this Trust Agreement and the terms of the Indenture applicable to it. The Owner Trustee also agrees to receive all monies, and to disburse all monies actually received by it, constituting part of the Trust Estate pursuant to the terms of this Trust Agreement. WTC shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (including, without limitation, in connection with any activities of the Owner Trustee in violation of Section 6.05 hereof), (b) for the inaccuracy of any representation or breach of any warranty or covenant, made in its individual capacity, set forth in this Trust Agreement, the Participation Agreement, the Indenture or the Lease, (c) as arising from the failure by WTC to perform its obligations under the last sentence of Section 6.04 hereof, (d) for taxes, fees or other charges on, based on, or measured by, any fees, commissions or compensation received by WTC in connection with the transactions contemplated by this Trust Agreement, the Participation Agreement, the Indenture or the Lease, (e) for any failure to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 22 of the Participation Agreement, Section 24 of the Lease, or Section 3.02 of this Trust Agreement, or (f) for any liability on the part of the Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 6.01, 6.06 or 10.02 of this Trust Agreement or Section 3.05(a) or 3.05(b) of the Indenture. Unless otherwise expressly provided herein or in the Participation Agreement or the Indenture, WTC shall have no obligation to advance its individual funds for any purpose, and the Owner Trustee shall have no obligation to distribute to the Owner Participant, Lessee or any third party any amounts to be paid to the Owner Trustee until such amounts are collected by the Owner Trustee.

     SECTION 7.02  Absence of Duties. Except in accordance with written
                   -----------------
instructions furnished pursuant to Section 6.01 or 6.02 hereof and except as explicitly provided in, and without limiting the generality of, Sections 4.01 and 6.04 hereof, and subject to Section 3.05(b) of the Indenture, the Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Trust Agreement or of any other Operative Document, or to see to the maintenance of any such registration, recording or filing, except that the Owner Trustee shall complete, on the basis of information timely furnished to the Owner Trustee or the Owner Participant pursuant to the Participation Agreement or the Lease, and submit on a timely basis reports relating to the continued eligibility for registration, identification and activity of the Aircraft or similar reports, which may from time to time be required by the FAA or other government or governmental authority having jurisdiction (with copies to the Owner Participant), (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) except as provided in Section 7(h) of the Participation Agreement, Section 3.05(a) or (b) of the Indenture or Section 6.04 or 7.01 hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Trust Estate or the Indenture Estate, or, except as provided in
Section 6.06 hereof, the filing of any returns or reports in connection therewith, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee (so long as the Indenture is in effect) and to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to or by the Owner Trustee under the Lease or any other Operative Document except to the extent an Operative Document requires delivery thereof by some other person directly to the Owner Participant or the Indenture Trustee.

     SECTION 7.03  No Representations or Warranties as to Aircraft or Documents.
                   ------------------------------------------------------------
THE OWNER TRUSTEE AND WTC MAKE (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF ANY STRICT LIABILITY OBLIGATION OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that WTC hereby represents and warrants to the Owner Participant that (a) on the Delivery Date the Owner Trustee received whatever title was conveyed to it by Lessee and that (b) the Aircraft was on the Delivery Date and shall be on the Refunding Date free of Lessor's Liens attributable to WTC and (ii) no representation or warranty as to the validity, legality or enforceability of this Trust Agreement, the Indenture, the Trust Agreement and Trust Indenture Supplement, the Participation Agreement, the Certificates, the Lease or the Lease Supplement, the Purchase Agreement or the Purchase Agreement Assignment or any other document or instrument referred to herein or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is expressly made herein or therein as a representation by WTC and except that WTC hereby represents and warrants to the Owner Participant that (x) this Trust Agreement has been, and, assuming the due authorization, execution and delivery of this Trust Agreement by the Owner Participant, each of said other specified documents has been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, both in its individual capacity and as Owner Trustee and (y) WTC has all corporate power and authority to execute, deliver and perform this Trust Agreement and (z) assuming the due authorization, execution and delivery of this Trust Agreement by the Owner Participant, this Trust Agreement constitutes the legal, valid and binding obligation of WTC enforceable against WTC in accordance with its terms except as such enforceability may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally from time to time in effect.

     SECTION 7.04  No Segregation of Monies; No Interest. Monies received by the
                   -------------------------------------
Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, or except as provided in written instructions from the Owner Participant, and shall be invested as provided in Section 3.02 hereof,
Section 22 of the Participation Agreement or Section 24 of the Lease.

     SECTION 7.05  Reliance; Agent; Advice of Counsel. The Owner Trustee shall
                   ----------------------------------
incur no liability in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may, absent actual knowledge to the contrary, for all purposes hereof rely on a certificate, signed by the President, or by any Senior Vice President or Vice President, signing with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and, at the expense of the Trust Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such counsel, accountants or other skilled persons appointed by it with due care hereunder.

     SECTION 7.06  Not Acting in Individual Capacity. In carrying out the trusts
                   ---------------------------------
hereby created, the Owner Trustee will act solely as owner trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Documents to which it is a party; and all persons, other than the Owner Participant as provided in this Trust Agreement and the Indenture, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof, except to the extent provided in the penultimate sentence of Section 7.01 hereof.

     SECTION 7.07  Compensation. Except as provided in Section 6.03 or Section
                   ------------
8.01 hereof, each of WTC and the Owner Trustee agrees that it shall have no right against the Owner Participant or the Trust Estate for any fee as compensation for its services hereunder.


                                  ARTICLE 8.

                  INDEMNIFICATION OF WTC BY OWNER PARTICIPANT

     SECTION 8.01  Owner Participant to Indemnify WTC. Whether or not any of the
                   ----------------------------------
transactions contemplated hereby or by the Participation Agreement shall be consummated, the Owner Participant shall assume liability for, and shall indemnify, protect, save and keep harmless WTC and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any Taxes, as defined in the Participation Agreement, which are not required to be indemnified by Lessee pursuant to Section 6(b) of the Participation Agreement (disregarding for purposes of this Section 8.01, clause (ix)(to the extent such voluntary transfer or disposition by the Owner Trustee is made at the direction of the Owner Participant) and clause (xi) of Section 6(b)) and excluding any taxes payable by WTC on or measured by any compensation received by WTC for its services hereunder), claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against WTC (whether or not also indemnified against by any other person under any other document) relating to or arising out of the Original Documents, this Trust Agreement, the Indenture, the Trust Agreement and Trust Indenture Supplement, the Certificates, the Lease or the Participation Agreement or the enforcement of any of the terms of any thereof, or relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, or under the Indenture or under the Lease, except only in the case of (i) gross negligence or willful misconduct on the part of the Owner Trustee or WTC or (ii) the breach or inaccuracy of any of WTC's representations or warranties or covenants referred to in Section 7.01(b) or 7.03 hereof or in the second sentence of Section 6.04 hereof, or (iii) the breach or inaccuracy of any of the representations or warranties or covenants of WTC in any of the other Operative Documents, or (iv) for the failure to use ordinary care to receive or disburse funds or in connection with its obligation to invest funds pursuant to Section 22 of the Participation Agreement, Section 24 of the Lease or Section 3.02 of this Trust Agreement, or (v) any liability on the part of the

Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 6.01, 6.06 or 10.02 of this Trust Agreement or Section 3.05(a) or (b)(ii) or (iii) of the Indenture, or (vi) as otherwise excluded by the terms of Section 6(c) of the Participation Agreement from the Lessee's general indemnity to the Owner Trustee under said Section; provided that none of the foregoing exceptions shall limit the
         --------
obligation of the Owner Participant to indemnify WTC for actions taken in accordance with the written instructions of the Owner Participant; and provided,
                                                                       --------
further, that before asserting its right to indemnification, if any, pursuant to
-------
this Section 8.01, WTC shall first demand its corresponding right to indemnification pursuant to Section 6 of the Participation Agreement (but need not exhaust any or all remedies available thereunder). The indemnities contained in this Section 8.01 extend to WTC and shall not be construed as part of the Trust Estate or the Indenture Estate (except to the extent, if any, that WTC has been reimbursed from the Trust Estate or Indenture Estate for amounts covered by the indemnities in this Section 8.01). The indemnities contained in this Section
8.01 shall survive the termination of this Trust Agreement. In addition, if necessary, WTC shall be entitled to indemnification from the Trust Estate for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursements indemnified against pursuant to this Section 8.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same WTC shall have a Lien on the Trust Estate, which shall be subject to any interest therein of the Indenture Trustee or any Holder, but which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under this Section 8.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.


                                  ARTICLE 9.

                               TRANSFER OF OWNER
                            PARTICIPANT'S INTERESTS

     SECTION 9.01  Conditions. Prior to the termination or expiration of the
                   ----------
Lease, the Owner Participant shall not assign, convey or otherwise transfer any of its right, title or interest in and to this Trust Agreement, the properties of the Owner Trustee pledged or mortgaged as part of the Indenture Estate, the Participation Agreement or the Indemnity Agreement; provided, however, that the
                                                    --------  -------
Owner Participant may after the Delivery Date convey to any one person (hereinafter in this Article 9 referred to as the "Transferee") all, but not less than all, of its right, title and interest in and to this Trust Agreement, the properties of the Owner Trustee pledged or mortgaged as part of the Indenture Estate, the Participation Agreement or the Indemnity Agreement, but only if (i) the Transferee is a Citizen of the United States

(if and so long as such citizenship is required under the Act to permit the United States registration of the Aircraft (it being understood that the existence of any such requirement shall be determined without giving consideration to any provision of the Act (or any superseding statute) which permits United States registration of an Aircraft based on conditions which impose restrictions on the location and use of the Aircraft or otherwise restrict the ability of an air carrier to operate the Aircraft in the ordinary course of its business)), or shall use a voting powers trust or similar arrangement in order to hold the Trust Estate such that the Aircraft can be registered in the United States without imposing restrictions on the location or use of the Aircraft, the ability of an air carrier to operate the Aircraft in the ordinary course of its business or the ability of Lessee to exercise its rights under the Operative Documents, and has the requisite power and authority to enter into and carry out the transactions contemplated hereby, (ii) the Transferee enters into an agreement or agreements (such agreement to include representations and warranties (and, with respect to citizenship, to reflect whether or not the Transferee is making use of a voting powers trust or similar arrangement) substantially similar to those made by the original Owner Participant in the Participation Agreement as reasonably requested by the Indenture Trustee, including but not limited to, the representation and warranty contained in Sections 7(b)(iii), (iv) and (viii) of the Participation Agreement, assuming the truth of the representations, warranties and covenants contained in the Certificates, Sections 6(a)(xx) and 7(e) of the Participation Agreement,
Section 10.06 of the Indenture and Section 6.06 of the Pass Through Agreement and to be accompanied by a favorable opinion of counsel with respect to the due authorization, execution, delivery and enforceability of such agreement and such other matters as may be reasonably requested), whereby the Transferee confirms that it shall be deemed a party to the Participation Agreement and a party to this Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, the Owner Participant making such conveyance contained in the Participation Agreement and this Trust Agreement to the extent of the right, title or interest being conveyed and, if not otherwise amenable to service of process in the State of New York, appoints CT Corporation System, 1633 Broadway, New York, N.Y. 10019, as its agent for service of process in connection with the Participation Agreement and this Trust Agreement, (iii) such conveyance does not violate any provision of the Act, or other law or regulation or create a relationship which would be in violation thereof, assuming the truth of the representations, warranties and covenants contained in Sections 6(a)(xx) and 7(e) of the Participation Agreement, Section 10.06 of the Indenture and Section 6.06 of the Pass Through Agreement and the Certificates,
(iv) the Transferee is not an employee benefit plan subject to ERISA or an individual retirement account or a plan subject to Section 4975 of the Code and
(v) the Transferee is not, without the consent of Lessee (which consent shall not be unreasonably withheld), an airline (or other commercial aircraft operator or

Affiliate thereof) which is in direct competition with Lessee, and (vi) the Transferee is (A) a bank, trust company, insurance company, pension trust, finance or leasing corporation or other corporation or financial institution, in each case with a combined capital and surplus or net worth, as the case may be, of at least $75,000,000 (a "Permitted Institution"), or (B) (i) a corporation which is a member of the same consolidated group for tax purposes as such original Owner Participant (a "Permitted Affiliate"), or (ii) a corporation which is the subsidiary of a Permitted Institution, under either case in this clause (B) the obligations of which are guaranteed by the original Owner Participant or a Permitted Institution, as the case may be, pursuant to a written guaranty together with a favorable opinion of counsel to the guarantor (such guaranty and opinion to be in form and substance reasonably satisfactory to Lessee, WTC and, so long as the Lien of the Indenture has not been released, the Indenture Trustee) unless such transferee corporation has a combined capital and surplus or net worth, as the case may be, of at least $75,000,000.

     Upon any such conveyance by the Owner Participant as above provided and as provided in Section 16 of the Participation Agreement, the Transferee shall be deemed an Owner Participant for all purposes of this Trust Agreement, and shall be deemed to have made that portion of the Commitment for the Aircraft previously made by the Owner Participant making such conveyance and represented by the interest being conveyed and each reference herein to the Owner Participant making such conveyance shall thereafter be deemed a reference to the Transferee for all purposes. If the Owner Participant shall make any conveyance to a Transferee meeting the requirements of clause (A) or (B) above, the Owner Participant shall be released (except to the extent of any guaranty provided by it under clause (vi)(B) of the preceding paragraph) from all liabilities and obligations under this Trust Agreement and any other Operative Document to the extent such liabilities and obligations arise after such transfer; provided that
                                                                   --------
the Owner Participant (and its Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities vested or relating to events prior to such transfer. Notwithstanding anything to the contrary contained in this Section 9.01, the merger or consolidation of the Owner Participant with any other corporation or association (the "New Corporation") shall not constitute an assignment, conveyance or transfer for purposes of this Section 9.01; provided,
                                                                      --------
however, the Owner Participant shall give notice as promptly as practicable to
-------
the Owner Trustee, the Indenture Trustee, and Lessee of the consummation of the merger or consolidation, which notice shall be given, subject to any applicable securities laws, upon the earliest of (i) such information becoming publicly available, (ii) any action or consent by the Owner Participant or Lessee under the Operative Documents required in connection with such merger or consolidation, and (iii) the consummation of such merger or consolidation; provided, however, that such merger or consolidation shall not cause any right,
--------  -------
title or interest of the

Owner Participant in and to this Trust Agreement, the properties of the Owner Trustee pledged or mortgaged as part of the Indenture Estate, the Participation Agreement or the Indemnity Agreement to become an asset (within the meaning of ERISA and any applicable rules and regulations) of an employee benefit plan subject to Title I of ERISA or of an individual retirement account or a plan subject to Section 4975 of the Code. If the New Corporation is an airline operating regularly scheduled commercial jet passenger or cargo transport service on domestic United States routes or an Affiliate of such an airline and Lessee does not approve of the New Corporation as the Transferee of the Owner Participant, the Owner Participant and Lessee shall have the respective rights and obligations set forth in Section 16 of the Participation Agreement. All expenses in connection with any such transfer shall be for the account of the Owner Participant.

     The Owner Participant may at any time assign, convey or otherwise transfer any or all of its right, title or interest in and to the residual value of the Aircraft (including without limitation a transfer of all or a portion of (1) any net proceeds from a sale or re-lease of the Aircraft whether at the end of the Basic Term or the Renewal Term, if any, or pursuant to any provision of the Lease or otherwise or (2) the net proceeds received as a result of an Event of Loss or an Event of Default) and any transferee thereof need not satisfy the requirements for a "Transferee" hereunder so long as the Owner Participant otherwise remains the holder of the beneficial interest in the Trust Estate.

     If there is more than one Owner Participant, no assignment, conveyance or other transfer by an Owner Participant of any of its right, title or interest in and to this Trust Agreement or the Trust Estate shall be valid unless each other Owner Participant's prior written consent is given to such assignment, conveyance or other transfer, which consent may be withheld in such other Owner Participant's sole discretion.

     SECTION 9.02  Notice. Any Owner Participant proposing to transfer its
                   ------
interests hereunder pursuant to Section 9.01 hereof shall give written notice to Lessee, the Owner Trustee and the Indenture Trustee, specifying the name and address of the Transferee and the facts necessary to determine compliance with
Section 9.01 hereof, provided, however, that in the case of a transfer to a
                     --------  -------
Permitted Affiliate or in the case of a transfer of all or a substantial portion of the Owner Participant's aircraft lease portfolio to an entity that is not an airline or commercial operator of aircraft or an Affiliate thereof, such notice may be given not more than 10 days following such transfer.

                                  ARTICLE 10.

          SUCCESSOR OWNER TRUSTEES; APPOINTMENT OF SEPARATE TRUSTEES

     SECTION 10.01  Resignation of Owner Trustee; Appointment of Successor. (a)
                    ------------------------------------------------------
The Owner Trustee or any successor Owner Trustee shall resign immediately upon obtaining actual knowledge of any facts which would cast reasonable doubt upon its continuing status as a Citizen of the United States (in which case the Owner Participant will promptly appoint a successor Owner Trustee pursuant to Section 15(g)(C) of the Participation Agreement), and may resign at any time, by giving at least 60 days' prior written notice to the Indenture Trustee and to each Owner Participant, such resignation in each such case to be effective on the date the trusts hereunder are assumed by a successor Owner Trustee. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee. In case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such resignation or removal, the Owner Trustee, the Owner Participant or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

          (b) Any successor Owner Trustee, whether appointed by a court or by the Owner Participant, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Owner Participant and the Indenture Trustee, an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee hereunder in the trusts hereunder, with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee, all the estates, rights, powers, duties, monies or other property then held by such predecessor Owner Trustee hereunder, upon the trusts herein expressed.

     Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

          (c) Any successor Owner Trustee, however appointed, shall (i) be a Citizen of the United States, and (ii) be a bank or trust company organized under the laws of the United States or any State and having its principal place of business in the United States of America, and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 10.01, be the Owner Trustee under this Trust Agreement without further act, provided that such corporation shall not also be
                               --------
the Indenture Trustee.

          (e) The 60-day notice period specified in the first sentence of paragraph (a) of this Section 10.01 shall be reduced as necessary so that any resignation of the Owner Trustee or any successor Owner Trustee shall be effective prior to the date such Owner Trustee no longer qualifies, or is expected no longer to qualify, as a Citizen of the United States.

     SECTION 10.02  Appointment of Separate Trustees. (a) At any time or times,
                    --------------------------------
in the event that the Owner Trustee or the Owner Participant shall deem it necessary or prudent or desirable in order to conform to the legal requirements of any jurisdiction in which any part of the Trust Estate may at such time or times be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more individuals or corporations approved by the Owner Participant to act as separate trustee or separate trustees of all or any part of the Trust Estate to the full extent that local law makes it necessary or prudent or desirable for such separate trustee or separate trustees to act.

          (b) The Owner Trustee and the Owner Participant shall execute, acknowledge and deliver all such instruments as may be required by any such separate trustee or separate trustees for more fully confirming such title, rights or duties to such separate trustee or separate trustees. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees, it, he or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Owner Trustee (except insofar as local law makes it necessary or prudent or desirable for any such separate trustee or separate trustees to act alone) subject to all the terms of this Trust Agreement. Any separate trustee or separate trustees may, at any time by an instrument in writing, constitute the Owner Trustee its, their or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, their or his behalf and in its, their or his name.

     Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

          (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

          (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

          (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

          (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

          (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participant shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

          (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Indenture or affect the interests of the Indenture Trustee or the Holders in the Indenture Estate.

In case such separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such separate trustee.

          (c) All provisions of this Trust Agreement which are for the benefit of the Owner Trustee shall extend to and apply to each separate trustee appointed pursuant to the foregoing provisions of this Section 10.02, including without limitation Article 8 hereof.


                                  ARTICLE 11.

              SUPPLEMENTS AND AMENDMENTS TO THIS TRUST AGREEMENT
                              AND OTHER DOCUMENTS

     SECTION 11.01  Instructions of Owner Participant; Limitations. At any time
                    ----------------------------------------------
and from time to time, upon the written request of the Owner Participant and subject to the requirements of Section 8(c) of the Participation Agreement (i) the Owner Trustee, together with the Owner Participant making such request, shall execute a supplement hereto for the purposes of adding provisions to, or changing or eliminating provisions of, this Trust Agreement (except Section
12.12 hereof) as specified in such request, (ii) the Owner Trustee shall enter into such amendment of or supplement to the Participation Agreement as specified in such request and (iii) the Owner Trustee shall, subject to compliance with any applicable provisions of the Indenture, enter into such written amendment of or supplement to the Indenture, the Lease, the Purchase Agreement or the Purchase Agreement Assignment as the other parties thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of the Indenture or the Lease, as may be specified in such request. Without the written consent of the Owner Participant, the Owner Trustee shall not execute any such supplement, amendment, waiver or modification. Without the consent of Lessee, no such supplement or amendment to this Trust Agreement or waiver or modification of the terms hereof shall permit or require any action contrary to, or disturb, Lessee's rights under the Lease or amend or modify the terms of Section 10.01(a) or 10.01(c) hereof relating to the status of the Owner Trustee as a Citizen of the United States. Without the consent of the Indenture Trustee, this Article and Sections 12.01, 12.02, 12.03, 12.04, 12.12 and 12.13 hereof shall not be amended, and compliance with any provisions thereof shall not be waived by the Owner Participant or the Owner Trustee (unless such amendment or waiver is consented to by the Indenture Trustee) until the final satisfaction and discharge of the Indenture pursuant to the terms thereof. The provisions of this Section 11.01 notwithstanding, the Owner Trustee shall not be required to, and the Owner Trustee agrees for the benefit of the Holders that it will not, execute any amendment which in the reasonable judgment of the Owner Trustee might result in the trusts created hereunder being terminated prior to the release of the Lien of the Indenture on the Trust Estate or prior to the payment in full, as of the date of payment thereof, of the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest and to premium, if any, thereon and the aggregate amount, if any, of all sums which, if Section 5.03 of the Indenture were applicable, would be entitled to be paid in priority to or on a parity with the payment of principal and interest on such Certificates.

     A signed copy of each amendment or supplement to this Trust Agreement shall be delivered by the Owner Trustee to the Indenture Trustee, without in any way affecting the Indenture or the Certificates and without imposing any duty on the Indenture Trustee with respect to such amendment or supplement.

     SECTION 11.02  Owner Trustee Protected. If, in the reasonable opinion of
                    -----------------------
the Owner Trustee, any document required to be executed pursuant to the terms of
Section 11.01 hereof adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee under this Trust Agreement, the Indenture or the Lease, the Owner Trustee may in its discretion decline to execute such document, unless the Owner Trustee is furnished with indemnification from the Lessee or any other party upon terms and in amounts reasonably satisfactory to the Owner Trustee to protect the Trust Estate and the Owner Trustee against any and all liabilities, costs and expenses arising out of the execution of such documents.

     SECTION 11.03  Request of Substance, Not Form. It shall not be necessary
                    ------------------------------
for any written request furnished pursuant to Section 11.01 hereof to specify the particular form of the proposed documents to be executed pursuant to said
Section 11.01, but it shall be sufficient if such request shall indicate the substance thereof.


                                  ARTICLE 12.

                                 MISCELLANEOUS

     SECTION 12.01  Termination of Trust Agreement. (a) This Trust Agreement and
                    ------------------------------
the trusts created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earlier of (i) the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article 5 hereof or (ii) the effective date of the revocation and termination of the trusts as stated in a notice in writing given by the Owner Participant to the Owner Trustee, which date shall not be less than ten nor more than thirty days from the date of mailing such notice; provided, however, that
                                                       --------  -------
such notice of revocation and termination shall be of no force or effect unless either the Indenture shall have been terminated or the Indenture Trustee shall have consented in writing to such termination and revocation. Notwithstanding the foregoing, this Trust Agreement and the trusts created hereby shall terminate no later than 110 years from the earlier execution of this Trust Agreement by either party hereto; provided, however,
                                                          --------  -------
that if the trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Trust Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such nontermination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid, whereupon all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article 5 hereof; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     (b) Notwithstanding any provisions herein to the contrary, the Owner Participant shall not revoke or terminate this Trust Agreement without the consent of the Indenture Trustee (which consent shall not be unreasonably withheld) until the final satisfaction and discharge of the Indenture pursuant to the terms thereof. In addition, except as otherwise expressly provided herein, the Owner Participant may not withdraw any part of the Trust Estate subject to the Lien of the Indenture prior to the discharge of such Lien with respect to such part of the Trust Estate pursuant to the Indenture, without the consent of the Indenture Trustee.

     SECTION 12.02  No Legal Title to Trust Estate in Owner Participant.  The
                    ---------------------------------------------------
Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successor or transferee of the Owner Participant to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     SECTION 12.03  Sale of Aircraft by Owner Trustee Is Binding.  Any sale or
                    --------------------------------------------
other conveyance of the Aircraft by the Owner Trustee made pursuant to the terms of this Trust Agreement, the Participation Agreement or the Lease shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and such Owner Participant in and to the Aircraft sold or conveyed but shall be subject to the Indenture and the rights of the Holders. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

     SECTION 12.04  Trust Agreement for Benefit of Owner Trustee, the Indenture
                    -----------------------------------------------------------
Trustee and Owner Participant Only.  Except as expressly provided herein,
----------------------------------
nothing in this Trust Agreement, whether express or implied, shall be construed to give to any person other than the Owner Trustee, the Indenture Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; this Trust Agreement shall be held for the sole and exclusive benefit of the Owner Trustee and the Owner Participant and, solely with respect to Sections 5.01, 11.01, 12.01, 12.02, 12.03 and 12.04 hereof and to the extent provided therein, the Indenture Trustee.

     SECTION 12.05  Notices.  Unless otherwise specifically provided herein, all
                    -------
notices required or permitted by the terms hereof shall be in writing and shall be delivered personally or by prepaid courier service or, if promptly confirmed as provided above, dispatched by telegram, telex or other written telecommunication, addressed (i) if to the Owner Trustee, at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, or at such other address as the Owner Trustee shall from time to time designate in writing to the Owner Participant,
(ii) if to the Indenture Trustee, at its office at 101 Barclay Street, New York, New York 10286 Attention: Corporate Trust-Corporate Finance Group with a copy to it c/o BNY Business Center, Inc., 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Lease Administration, or at such other address as the Indenture Trustee shall from time to time designate in writing to the Owner Trustee and the Owner Participant, and (iii) if to the Owner Participant, at such address as the Owner Participant shall have furnished by notice to the Owner Trustee or, until an address is so furnished, at its address set forth on Annex II to the Participation Agreement. All notices delivered, mailed or dispatched pursuant to this Section 12.05 shall become effective when received, except with respect to any notice given by telegram, telecopy, telex or other written telecommunication, in which case notice shall be deemed received when confirmation is received. In the case of a telex, an answer-back and in the case of courier service, a return receipt will be the conclusive evidence as receipt.

     SECTION 12.06  Severability.  Any provision of this Trust Agreement which
                    ------------
is prohibited or unenforceable in any jurisdiction shall, as to be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.07  Limitation on Owner Participant's Liability. The Owner
                    -------------------------------------------
Participant shall not have any liability for the performance of this Trust Agreement, except as expressly set forth herein.

     SECTION 12.08  Separate Counterparts. This Trust Agreement may be executed
                    ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. It shall not be necessary, when making proof of this Trust Agreement, to produce or account for more than one counterpart.

     SECTION 12.09  Successors and Assigns. All covenants and agreements
                    ----------------------
contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, the Owner Participant and its successors and, to the extent permitted by Article 9 hereof, its assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Owner Participant shall bind the successors and assigns of such Owner Participant.

     SECTION 12.10  Headings. The headings of the various Articles and Sections
                    --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.11  Governing Law. This Trust Agreement shall in all respects be
                    -------------
governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflict of laws rules that would subject the matter to the laws of another jurisdiction, including all matters of construction, validity and performance.

     SECTION 12.12  Authorization to Owner Trustee for Indenture.
                    --------------------------------------------
Notwithstanding any contrary provision in this Trust Agreement, the Owner Trustee is hereby authorized and instructed to enter into and perform fully the Indenture. This provision is for the benefit of the Owner Trustee, the Indenture Trustee and the Holders and shall not be changed prior to the termination of the Indenture pursuant to Section 14.01 thereof.

     SECTION 12.13  Waivers, etc. No term or provision hereof may be changed,
                    -------------
waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article 11 hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     SECTION 12.14  Performance by Owner Participant.  Any obligation of the
                    --------------------------------
Owner Trustee in its individual capacity or as Owner Trustee hereunder or under any of the other Operative Documents or other documents contemplated herein may be performed by the Owner Participant, and any such performance shall not be construed as a revocation of the trusts created hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first written above.

                                    OWNER PARTICIPANT

                                    ____________________________



                                    By:________________________________
                                       Title:


                                    OWNER TRUSTEE

                                    WILMINGTON TRUST COMPANY



                                    By:________________________________
                                       Title: